SCHEDULE 14A
(Rule 14a - 101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.)

Filed by registrant [ x ]
Filed by a party other than the registrant [  ]
Check the appropriate box: [ ]
Preliminary proxy statement
[ x ] Definitive proxy statement
[   ] Definitive additional materials
[   ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                  Benihana Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                  Benihana Inc.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[ x ] No fee required.
[   ] Fee computed on table below per Exchange Act Rules 14a-6(I) (1) and 0-11.

1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

--------------------------------------------------------------------------------

4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount previously paid:

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2) Form, schedule or registration statement No.:

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3) Filing party:

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4) Date filed:

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           1         Set forth the amount on which the filing fee is
                     calculated and state how it was determined.

                                  BENIHANA INC.


                  NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS


Time                           10:00 a.m. on Thursday, August 21, 2003

Place                          Doral Golf Resort and Spa
                               4400 N.W. 87th Avenue
                               Miami, Florida 33178

Purpose              1.        (For the holders of our Common Stock)
                               To elect two members of our Board of Directors for a three-year term and one member for a two-year term.
                     2.        (For holders of our Class A Stock)
                               To elect one member of our Board of Directors for a three-year term and one member for a one-year term.
                     3.        (For all stockholders)
                               To approve the 2003 Directors' Stock Option Plan.
                     4.        (For all stockholders)
                               To ratify the appointment of Deloitte & Touche
                               LLP as our independent accountants.

Record Date          You can vote if you were a stockholder of record at the
                     close of business on June 30, 2003.

Annual Report        A copy of our Annual Report to Stockholders for the fiscal year ended March 30, 2003 is enclosed.

You are cordially invited to attend the Annual Meeting. Whether or not you plan to be present, kindly complete, date and sign the enclosed forms of proxy with respect to all shares of Common Stock and Class A Stock which you may own and mail them promptly in the enclosed return envelope to assure that your shares of Common Stock and Class A Stock are represented. This may save the expense of further proxy solicitation. If you own shares of both the Common Stock and Class A Stock, you will receive two proxies, each of which must be dated, signed and returned as described above. If you do attend the Annual Meeting, you may revoke your prior proxy and vote your shares in person if you wish.

Dated:  July 17, 2003

                             By Order of the Board of Directors




                             Darwin C. Dornbush
                             Secretary

                                Table of CONTENTS
                                -----------------                         Page
                                                                          ----
ANNUAL MEETING INFORMATION                                                  1
           Who is entitled to vote?                                         1
           What am I voting on?                                             1
           How does the Board of Directors
                     recommend I vote on the proposals?                     1
           How do I vote?                                                   1
           What is a quorum?                                                2
           What vote is required to approve each item?                      2
           Who will count the vote?                                         2
           What are the deadlines for shareholder
                     proposals for next year's Annual Meeting?              2
           Who pays the expenses of this Proxy Statement?                   2
           May brokers vote without instruction?                            3

SECURITY OWNERSHIP OF CERTAIN
           BENEFICIAL OWNERS AND MANAGEMENT                                 3
           Common Stock                                                     4
           Class A Stock                                                    5
           Beneficial Ownership Reporting Compliance                        7

ELECTION OF DIRECTORS                                                       7
           Committees; Meetings of the Board of Directors                   10
           Audit Committee Report                                           11
           Compensation Committee Interlocks
                     and Insider Participation                              12
           Report on Executive Compensation by the
                     Compensation Committee and Stock Option Committee      12
           Directors' Compensation                                          13

EXECUTIVE COMPENSATION                                                      14
           Summary Compensation Table                                       14
           Stock Options                                                    15
                     Options Granted in Fiscal 2003                         16
           Aggregate Option Exercise in Fiscal 2003
                     and Fiscal Year End Option Values                      16
           Deferred Compensation Plans                                      17
           Incentive Plans                                                  17

PERFORMANCE GRAPH                                                           18

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                              19

APPROVAL OF THE 2003 DIRECTORS' STOCK OPTION PLAN                           19

RATIFICATION OF THE APPOINTMENT OF
           DELOITTE & TOUCHE LLP AS INDEPENDENT ACCOUNTANTS                 21

ANNUAL REPORT                                                               22

FORM 10-K                                                                   22

EXHIBIT A - 2003 DIRECTORS' STOCK OPTION PLAN                               23

EXHIBIT B - CHARTER OF THE AUDIT COMMITTEE                                  27

                           ANNUAL MEETING INFORMATION


           Your proxies are solicited by the Board of Directors of Benihana Inc. for use at the Annual Meeting of Stockholders to be held at Doral Hotel & Country Club, 4400 N.W. 87th Avenue, Miami, Florida, 33178 at 10:00 a.m. on Thursday, August 21, 2003 and at any adjournment or adjournments thereof for the purposes set forth in the attached Notice of Meeting. This Proxy Statement and the forms of proxy are being mailed to stockholders on or about July 15, 2003.

Who is entitled to vote?

           Stockholders owning our Common Stock or Class A Stock on June 30, 2003, are entitled to vote at the Annual Meeting, or any postponement or adjournment of the meeting. Each holder of Common Stock has one vote per share, and each holder of Class A Stock has 1/10 of a vote per share, on all matters to be voted on, other than on the election of directors, on which the two classes vote separately. On June 30, 2003, there were 3,174,479 shares of Common Stock and 5,605,084 shares of our Class A Stock outstanding.

What am I voting on?

           You will be asked to elect nominees to serve on the Board of Directors, to approve our 2003 Directors' Stock Option Plan and to ratify the appointment of our independent accountants for the 2004 fiscal year. The Board of Directors is not aware of any other matters to be presented for action at the meeting. If any other matter requiring a vote of the shareholders should arise, the proxies will vote in accordance with their best judgment.

How does the Board of Directorsrecommend I vote on the proposals?

           The Board recommends a vote FOR each of the nominees, FOR the approval of our 2003 Directors' Stock Option Plan and FOR the appointment of Deloitte & Touche LLP as our independent certified public accountants for the 2004 fiscal year.

How do I vote?

           Sign and date each proxy card you receive and return it in the prepaid envelope. If you sign your proxy, but do not mark your choices, your Proxies will vote for the persons nominated by the Board for election as directors, in favor of our 2003 Directors' Stock Option Plan and in favor of ratifying the appointment of Deloitte & Touche LLP as independent certified public accountants for the 2004 fiscal year. You can revoke your proxy at any time before it is exercised. To do so, you must give written notice of revocation to the Assistant Secretary, Benihana Inc. 8685 Northwest 53rd Terrace, Miami, Florida 33166, submit another properly signed proxy with a more recent date, or vote in person at the meeting.

What is a quorum?

           A "quorum" is the presence at the meeting, in person or by proxy, of the holders of the majority of the outstanding shares. There must be a quorum for the meeting to be held. Abstentions are counted for purposes of determining the presence or absence of a quorum and have the effect of a negative vote on all matters other than election of directors. Shares held by brokers in street name and for which the beneficial owners have withheld the discretion to vote from brokers are called "broker non-votes." They are counted to determine if a quorum is present, but are not considered a vote cast under Delaware law. Broker non-votes will not affect the outcome of a vote on a particular matter.

What vote is required to approve each item?

           The director nominees will be elected by a plurality of the votes cast at the meeting by the class of stock voting for such director nominee. All other matters to be considered at the meeting require the affirmative vote of a majority of the votes present at the meeting, in person or by proxy to be approved.

Who will count the vote?

           Wachovia Bank NA, our Transfer Agent, will tabulate the votes cast by proxy or in person at the Annual Meeting.

What are the deadlines for shareholderproposals for next year's Annual Meeting?

           Shareholders may submit proposals on matters appropriate for shareholder action at future annual meetings by following the rules of the Securities and Exchange Commission. Proposals intended for inclusion in next year's proxy statement and proxy card must be received by not later than March 17, 2004. In addition, our By-Laws provide that no proposal may be properly raised at next year's Annual Meeting if we do not receive notice of the proposal at least 60 days before next year's meeting or, if later, less than 10 days before the date we publicly announce the date of the meeting or mail out the Proxy Statement for the meeting. All proposals and notifications should be addressed to the Assistant Secretary, Benihana Inc., 8685 Northwest 53rd Terrace, Miami, Florida 33166.

Who pays the expenses of this Proxy Statement?

           We are paying all costs of soliciting proxies for the Annual Meeting, including the costs of preparing, printing and mailing this Notice of Meeting and Proxy Statement. Certain of our officers and regular employees may solicit the return of proxies by telephone, mail or personal interview without additional consideration. Brokerage houses will be requested to forward these soliciting materials to beneficial owners and we will reimburse them for their expenses.

May brokers vote without instruction?

           Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the beneficial owners. If specific instructions are not received, brokers may vote those shares in their discretion, depending on the type of proposal involved. We believe that, in accordance with New York Stock Exchange rules applicable to such voting by brokers, brokers will have discretionary authority to vote with respect to any shares as to which no instructions are received from beneficial owners with respect to the election of directors and the ratification of the appointment of Deloitte & Touche LLP as our independent accountants but not with respect to the approval of our 2003 Directors' Stock Option Plan. Shares as to which brokers have not exercised such discretionary authority or received instructions from beneficial owners are considered "broker non-votes."


        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following is information relating to the beneficial ownership of our Common Stock and Class A Stock by all persons we know who own beneficially more than 5% of our Common Stock or Class A Common Stock outstanding on June 30, 2003 and by all of our executive officers and directors. Except as otherwise noted, the named person owns directly and exercises sole voting power and investment discretion over the shares listed as beneficially owned.

                                  COMMON STOCK

Name (and address if applicable) of                       Position with              Amount and Nature of                 Percent
Beneficial Owners, Officers and Directors                 the Corporation            Beneficial Ownership(1)(5)           of Class
-----------------------------------------                 ---------------            --------------------------           --------

Benihana of Tokyo, Inc.(2)                                Stockholder                       1,535,668                      48.4%
232 East 63rd Street
New York, New York 10021

Trust U/W Vincent Terranova (3)                           Stockholder                         377,736                      11.9%
33 South Park Terrace
Congers, New York 10920

Carl J. Terranova (3)                                     Stockholder                         194,900                       6.1%
159 Chrystie Street
New York, NY 10002

FMR Corp. (3)                                             Stockholder                         373,300                      11.8%
82 Devonshire Street
Boston, MA 02109

Joel A. Schwartz(4)                                       President and                        38,333                       1.2%
                                                          Chief Executive
                                                          Officer/Director

Taka Yoshimoto                                            Executive Vice                         8,000                         *
                                                          President - Restaurant
                                                          Operations/Director

John E. Abdo                                              Director                              20,000                         *

Norman Becker                                             Director                               2,500                         *

Michael R. Burris                                         Senior Vice President -               28,887                         *
                                                          Finance and Treasurer

Kevin Y. Aoki                                             Vice President -                          50                         *
                                                          Marketing/Director

Darwin C. Dornbush                                        Secretary/Director                     10,500                        *

All (11) directors and                                                                        1,643,938                    51.0%
Officers as a group

                                  CLASS A STOCK

Name (and address if applicable) of                       Position with              Amount and Nature of                 Percent
Beneficial Owners, Officers and Directors                 the Corporation            Beneficial Ownership(6)              of Class
-----------------------------------------                 ---------------            --------------------------           --------

Kern Capital Management, LLC (3)                          Stockholder                           701,040                    12.5%
114 West 47th Street
New York, NY 10036

FMR Corp. (3)                                             Stockholder                            562,225                   10.0%
82 Devonshire Street
Boston, MA 02109

Marxe & Greenhouse(3)(7)                                  Stockholder                            481,515                    8.6%
153 East 53rd Street
New York, NY 10022

David L. Babson & Company (3)                             Stockholder                            335,870                    6.0%
One Memorial Drive
Cambridge, MA 02142

Dalton Grierner Hartman                                   Stockholder                            294,015                    5.2%
Maher & Co., Inc. (3)
565 5th Avenue
New York, NY 10017

Royce & Associates, LLC(3)                                Stockholder                            332,455                    5.9%
1414 Avenue of the Americas
New York, New York 10019

Joel A. Schwartz                                          President and Chief                    389,082                    6.5%
                                                          Executive Officer/Director

Taka Yoshimoto                                            Executive Vice                         210,117                    3.6%
                                                          President- Restaurant
                                                          Operations/Director

Kevin Y. Aoki                                             Vice President -                        87,178                    1.5%
                                                          Marketing/Director

Michael R. Burris(8)                                      Senior Vice President -                234,144                    4.0%
                                                          Finance and Treasurer

Juan C. Garcia                                            Vice President - Controller            109,250                    1.9%

John E. Abdo                                              Director                                48,500                       *

Norman Becker                                             Director                                50,700                       *

Darwin C. Dornbush                                        Secretary/Director                      35,225                       *

Max Pine                                                  Director                                16,750                       *

Robert B. Sturges                                         Director                                 1,667                       *

Yoshihiro Sano                                            Directors                                1,667                       *

All (11) directors and                                                                         1,184,279                   17.6%
Officers as a group
* less than 1%

Notes

(1) Beneficial ownership in this table includes the following shares of Common Stock which may be purchased by exercise of presently exercisable options: Mr. Schwartz - 7,500 shares; Mr. Abdo - 10,000 shares; Mr. Becker - 2,500 shares; Mr. Burris - 20,000 shares; Mr. Dornbush - 10,500 shares; all officers and directors as a group - 50,500 shares.

(2) The capital stock of Benihana of Tokyo (the "Benihana of Tokyo Stock") is held in a trust. Kevin Aoki, Vice President-Marketing and a Director of the Corporation, Darwin C. Dornbush, the Secretary and a Director of the Corporation, Grace Aoki, Kevin Aoki's sister, and Kyle Aoki, Kevin Aoki's brother, are the trustees of this trust. By reason of such positions such individuals may be deemed to share beneficial ownership of the Benihana of Tokyo Stock and the shares of our stock owned by Benihana of Tokyo.

(3) Based solely upon reports on Schedule 13G filed by or on behalf of such persons.

(4) Includes 10 shares owned by Mr. Schwartz's son, as to which shares Mr. Schwartz disclaims beneficial interest.

(5) Shares of our Common Stock are convertible at any time into shares of our Class A Stock at the option of the holder. Therefore, each beneficial owner of our Common Stock may be deemed the beneficial owner of the same number of shares of our Class A Stock.

(6) Beneficial ownership on this table includes the following shares of Class A Stock which may be purchased by exercise of options which are presently exercisable or which will become exercisable within 60 days: Mr. Schwartz - 384,458 shares; Mr. Yoshimoto 180,167 shares; Mr. Aoki - 86,250 shares; Mr. Burris - 226,083 shares; Mr. Garcia - 109,250 shares; Mr. Abdo - 45,500 shares; Mr. Becker - 50,125 shares; Mr. Dornbush - 34,075 shares; Mr. Pine - 16,750 shares; Mr. Sturges - 1,667 shares; Mr. Sano - 1,667 shares; all officers and directors as a group - 1,135,992 shares.

(7) Includes of 207,000 shares receivable through exercise of a warrant.

(8) Includes 1,150 shares owned by Mr. Burris' wife, as to which shares Mr. Burris disclaims beneficial ownership.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           Rules promulgated by the Securities and Exchange Commission govern the reporting of securities transactions by directors, executive officers and holders of 10% or more of our Common Stock or Class A Stock. Based solely upon its review of copies of reports filed with the SEC and received by us, we believe that our directors and executive officers have filed all required reports on a timely basis, except that each of the persons listed as officers and directors under the caption "Election of Directors" herein was late in filing one report relating to options granted as required by such rules.


                           ELECTION OF DIRECTORS

           Our Certificate of Incorporation provides that the Board of Directors be divided into three classes with the three-year term of office of one class expiring each year. The current directors have been elected or appointed to the classes set forth opposite their names below. The terms of office of John E. Abdo and Norman Becker, Class II Directors, will expire at the Meeting. Mr. Robert B. Sturges and Mr. Yoshihiro Sano were appointed to the Board of Directors by vote of our Board on June 5, 2003, Mr. Sturges as a Class II Director and Mr. Sano as a Class III Director. As a consequence, a majority of our Board is now composed of independent directors. At the same time, Mr. Darwin
C. Dornbush was redesignated from Class III to Class I to maintain the required balance among the three classes. Messrs Abdo, Becker and Sturges are proposed to be re-elected as Class II Directors, and will each hold office for a three-year term. Mr. Sano is proposed to be re-elected as a Class III Director and will hold office for a one-year term and Mr. Dornbush is proposed to be re-elected as a Class I Director and will hold office for a two-year term, in each case until their respective successors shall have been duly elected and qualified.

           Our Certificate of Incorporation also provides that when the Board of Directors is divided into at least two classes, as is presently the case, the holders of the Class A Stock vote separately as a class to elect 25% (or the next higher whole number) of each class of the Board; provided, however, that the number of directors so elected by the holders of the Class A Stock may not exceed 25% (or the next whole higher number) of the entire Board. Holders of the Class A Stock do not vote for the election of directors at any meeting of stockholders if the terms of office of directors so elected by such holders do not expire at such meeting. Holders of the Common Stock vote separately as a class for the remainder of each class of the Board. The Board of Directors currently consists of nine members, of which three members (more than 25% of the Board, rounded to the nearest whole director) are Class A Directors. Messrs. Max Pine, a Class I Director, John E. Abdo, a Class II Director and Yoshihiro Sano, a Class III Director currently serve as Class A Directors. At the Meeting, only the holders of the Class A Stock, voting separately as a class, will vote on the election of Messrs. Abdo and Sano as Class A Directors, and only the holders of the Common Stock, voting separately as a class, will vote on the election of Messrs. Becker, Sturges and Dornbush as Directors.

           The Board of Directors has selected persons named as proxies in the enclosed form of proxy. It is intended that the shares represented by the proxies, unless authorization is withheld, shall be voted for the election as Directors of the nominees set forth in the following table, who have been designated by the Board of Directors and who are presently Directors of the Corporation. Although it is not contemplated that such nominees will be unable to serve, should such a situation arise prior to the balloting at the Meeting, the persons named in the proxy will vote the shares represented by the proxy for such substitute nominee(s) as they deem advisable.

The following are the nominees for director:


JOHN E. ABDO
Director since 1990
Class II Director (Term to expire in 2006)
Age 60

           John E. Abdo has been principally employed as the Vice Chairman of the Board and Chairman of the Executive Committee of BankAtlantic Bancorp since October 1987. He also holds the same positions at BankAtlantic since 1985. Mr. Abdo is Vice Chairman of the Board of BFC Financial Corporation since 1988 and President and Vice Chairman of the Board of Levitt Corporation since 1984. Additionally, he is Vice Chairman of the Board of Bluegreen Corporation since 2000, and is also the President of the Abdo Companies, Inc., a firm that specializes in real estate development and construction, since 1971.


NORMAN BECKER
Director since 1997
Class II Director (Term to expire in 2006)
Age 65

           Mr. Becker is currently, and has been for more than ten years, self-employed in the practice of public accounting. Prior thereto, Mr. Becker was a partner with Touche Ross & Co., the predecessor of Deloitte & Touche LLP for a period in excess of 10 years. In addition, Mr. Becker is an officer and director of Ram Ventures Holding Corp. and New Systems Inc. Mr. Becker is also a director of Bluegreen Corporation.


DARWIN C. DORNBUSH
Director Since 1995
Class I Director (Term to expire in 2005), Secretary
Age 73

           Mr. Dornbush is currently and has been for more than the past five years a partner in the law firm of Dornbush Mensch Mandelstam & Schaeffer, LLP. He has served as the Secretary of the Corporation and its predecessor since 1983, and has been a Director since 1995. He has served as Secretary and a Director of our principal stockholder, Benihana of Tokyo, since 1980.
Mr. Dornbush is also a director of Cantel Medical Corp.

ROBERT B. STURGES
Director Since June, 2003
Class II Director (Term to expire in 2006)
Age 56

           Robert B. Sturges has been a partner since 2002 with Continental Hospitality Holdings, a hospitality company which provides development, technical and operational services to the hotel and resort industry.
Mr. Sturges is a partner of the Miami Heat Basketball Organization. Previously, Mr. Sturges was Chief Operating Officer and a Director of Carnival Resort and Casino Inc. which developed, owned and managed resorts, hotels and casinos.


YOSHIHIRO SANO
Director Since June, 2003
Class III Director (Term to expire in 2004)
Age 55

           Yoshihiro Sano is the Founder of Pacific Alliance Group, an investment banking firm specializing in cross-border transactions. Mr. Sano is the publisher of the US Japan Food Industry Report, and the author of two books on cross-border transactions. Mr. Sano is a consultant to the foodservice industry in both Japan and the United States.


The following is information about our remaining Class I and Class III Directors, each of whom will continue in office, and our other executive officers:

JOEL A. SCHWARTZ
Director since 1982
Class III Director (Term to expire in 2004), President and Chief Executive
Officer
Age 62

           Mr. Schwartz has been President and a Director of the Corporation and its predecessor since 1982 and has served as Chief Executive Officer since 1998


KEVIN Y. AOKI
Director since 1998
Class III Director (Term to expire in 2004), Vice President-Marketing
Age 35

           Mr. Aoki has served as Vice President-Marketing and a Director of the Corporation since November 1998. For two years prior thereto, he served as General Manager of Benihana of Tokyo, the originator of the Benihana concept and a principal shareholder of the Corporation (see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT"). From 1993 through 1996, Mr. Aoki served as Unit Manager for the Corporation's Chicago and Dallas restaurants and as Manager of Sales for the Corporation's New York region. Mr. Aoki is the son of Rocky H. Aoki, the founder of Benihana.

TAKA YOSHIMOTO
Director since 1990
Class I Director (Term to expire in 2005), Executive Vice President - Operations Age 57

           Mr. Yoshimoto has served as Executive Vice President of the Corporation and its predecessor since 1989 and as the Director of Operations from 1985 until 1989.


MAX PINE
Director since 2001
Class I Director (Term to expire in 2005)
Age 69

           In April 2001, after seven years with Patricof & Co. and BNY Capital Markets, Mr. Pine launched Aries Associates, to concentrate exclusively on advising restaurant industry CEOs, and doing due diligence projects for financial investors. Prior to 1994, he was employed by Restaurant Associates Corp., a NYC-based diversified full-service restaurant company, for 25 years, and served as Chief Executive Officer from 1988 to 1994.


MICHAEL R. BURRIS
Senior Vice President - Finance and Treasurer
Age 53

           Mr. Burris has served as Senior Vice President - Finance and Chief Financial Officer of the Corporation since 1999. He was appointed Vice President
- Finance and Treasurer effective 1995. Prior to his appointment with the Corporation, Mr. Burris was a partner with Deloitte & Touche LLP.


JUAN C. GARCIA
Vice President-Controller
Age 39

           Mr. Garcia was appointed as Vice President-Controller effective in 1999. He served as Controller of the Corporation and its predecessor since 1994. Previously, Mr. Garcia served as Assistant Controller.

No director or executive officer of the Corporation has any family relationship to any other director or executive officer.


COMMITTEES; MEETINGS OF THE BOARD OF DIRECTORS

           The Board of Directors has a Compensation Committee, an Audit Committee and a Stock Option Committee. Each such committee consists of directors who are not employed by the Corporation. The Audit Committee's primary responsibilities are to: (i) oversee our financial reporting principles and policies and internal control systems, including review of our qarterly and annual financial statements; (ii) review and monitor the performance and independence of our independent auditors and the performance of the internal auditing department; (iii) provide an open avenue of communication among the department and the Board; and (iv) select (subject to shareholder ratification), evaluate, and where appropriate, replace our independent auditors. The Compensation Committee reviews and approves management compensation and the Stock Option Committee administers our Stock Option Plans. The Audit Committee met on four occasions and the Compensation Committee and Stock Option Committees met from time to time during the fiscal year ended March 30, 2003.

During the fiscal year ended March 30, 2003, there were five meetings of the Board of Directors. No director attended fewer than 75% of the meetings of the Board and committees of which he was a member.

AUDIT COMMITTEE REPORT

           For the fiscal year ended March 30, 2003, the Audit Committee consisted of Norman Becker (the Chairman), John E. Abdo and Max Pine, all of whom have been determined by the Board of Directors to be independent (as independence is defined under the National Association of Securities Dealers listing standards). The Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached as Exhibit B.

           The Committee recommends to the Board of Directors, subject to shareholder ratification, the selection of our independent auditors. Management is responsible for our internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report on those consolidated financial statements. The Committee's responsibility is to monitor and oversee these processes.

           In this context, the Committee has met and held discussions with management and Deloitte & Touche LLP, the independent accounting firm for the Corporation. Management represented that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Committee reviewed and discussed the audited consolidated financial statements with management and Deloitte & Touche LLP. The Committee discussed with Deloitte & Touche LLP matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees). Deloitte & Touche LLP also provided the Committee with the written disclosures required by Independence Standards Board Independence Standard No. 1 ("Independence Discussions with Audit Committees"), and the Committee discussed with Deloitte & Touche LLP that firm's independence.

           In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, which recommendation has been adopted by the Board of Directors, that the audited financial statements be included or incorporated by reference in the Annual Report on Form 10-K for the fiscal year ended March 30, 2003 for filing with the Securities and Exchange Commission.


The Audit Committee

Norman Becker
John E. Abdo
Max Pine

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

           None of the members of the Compensation Committee served as an officer or employee of the Corporation or had any relationship with the Corporation requiring disclosure under the heading "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS," except for Darwin C. Dornbush, who serves as our Secretary.


REPORT ON EXECUTIVE COMPENSATION BY THE COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE

           Compensation Policy.  The Compensation Committee is responsible for
           --------------------
setting and administering the policies which govern annual executive salaries, raises and bonuses. The Stock Option Committee is responsible for administering our Employee Stock Option Plans. The Compensation Committee consists of John
E. Abdo, Norman Becker and Darwin C. Dornbush, and the Stock Option Committee consists of Max Pine, Darwin C. Dornbush and John E. Abdo, each of whom is a non-employee member of the Board of Directors.

           The policy of the Compensation Committee is to recommend compensation for the Chief Executive Officer and other executive officers, reflecting the contribution of such executives to our growth in sales and earnings, and the implementation of our strategic plans for growth. In addition, in order to assure our ability to attract and retain managerial talent, an attempt is made to keep compensation competitive with compensation offered by other restaurant companies of comparable quality, size and performance.

           Long-term incentive compensation policy consists of the award of stock options under our stock option plans, which serve to identify and reward executive performance with increases in value for stockholders and bonuses under our Administrative Incentive Compensation Plan.

           Performance and Chief Executive Officer Compensation.  Executive
           -----------------------------------------------------
compensation for the fiscal year ended March 30, 2003 consisted of base salary and bonus. The Compensation Committee met from time to time during such fiscal year. All salary compensation paid to the Chief Executive Officer and to our other executive officers except for the Senior Vice President of Finance during the fiscal year ended March 30, 2003 was in accordance with the terms of written employment agreements with such officers.

           In addition, each of the executive officers received awards during the fiscal year ended March 30, 2003 under our Administrative Incentive Compensation Plan. Under this Plan, the aggregate amount available for awards to all executive officers is determined by a formula based on the amount by which return on stockholder's equity exceeds preset targets; allocation of this amount among the Chief Executive Officer and the other executive officers is made by the Compensation Committee (in the case of the Chief Executive Officer) and by the Chief Executive Officer (in the cases of the other executive officers) based upon the level of management responsibility of the various executive officers and the relative contributions of each to the long-term success and increase in profitability. Each of these factors was equally considered.

           Under the terms of this plan the Compensation Committee reserves the discretion to award bonuses notwithstanding the failure of the Company to achieve the preset target. During fiscal 2003, the Compensation Committee exercised such discretion and awarded the Chief Executive Officer and the other executive officers named under the plan. The principal factors considered in determining the amount of such award were the record growth in sales in fiscal 2003, the completion of the acquisition of RA Sushi Bar & Restaurant and progress in improving cost efficiencies at the restaurant level.

           The Stock Option Committee awarded stock options under the 2000 Plan to each of our executive officers during the fiscal year ended March 30, 2003, as described in the table below entitled "Options Granted in Fiscal 2003." The Stock Option Committee determined to continue our longstanding policy of using the award of stock options (which provide value to the executive over time as growth in the market price in our stock reflects the successful achievement of our business objectives) to identify the success of the corporation's executives with the growth in equity value to our stockholders. The size of the awards made were determined based upon the level of management responsibility of various executive officers, their respective contribution to the achievement of our performance objectives and the Committee's view of an appropriate equity position to be maintained by the executive officers in light of our market capitalization. Each of these factors was equally considered.


Compensation Committee

John E. Abdo
Darwin C. Dornbush
Norman Becker


Stock Option Committee

John E. Abdo
Max Pine
Darwin C. Dornbush


Directors' Compensation

           Non-employee directors receive directors' fees of $12,000 a year plus $1,000 for each meeting attended and also for each committee meeting attended. All directors are reimbursed for expenses incurred on behalf of the Corporation.

           In addition, each director who is not an employee participates in the existing Directors' Stock Option Plan. Under this plan options to purchase 2,500 shares of Common Stock were granted in each year from 1994 thru 1997, and options to purchase 10,000 shares of Class A Stock were granted in 1998, 1999, 2000, 2001 and 2002(1). If the 2003 Directors' Stock Option Plan is approved by our stockholders, under this plan options to purchase an additional 10,000 shares of Class A Stock will be automatically granted annually to each such non-employee director on the date of our Annual Meeting of Stockholders. Each option granted under the Director's Plan from 1994 through 1997 has an exercise price equal to the fair market value of the Common Stock on the date of grant; each option granted in 1998 and thereafter has an exercise price equal to the fair market value of the Class A Stock on the date of grant. Each option is for a term of 10 years and becomes exercisable as to one-third of the number of shares covered thereby on the date of grant, one-third on each of the first two anniversaries of the date of grant. The Directors' Plan authorizes the grant of options to purchase an aggregate of 35,000 shares of Common Stock and 220,625 shares(2) of Class A Stock. As of March 30, 2003, options to purchase an aggregate of 35,000 shares Common Stock and 220,625 shares(2) of Class A Stock, respectively, have been granted under the Directors' Plan. The 2003 Directors' Stock Option Plan was adapted to replace this Directors' Plan.

----------------------------------
(1) Options granted prior to August, 2002 received a 15% Stock Dividend, payable in options to purchase Class A Stock, effective August 12, 2002.

(2) Adjusted to reflect the 15% Stock Dividend effective August 12, 2002.

                             EXECUTIVE COMPENSATION

           The following table sets forth, for the fiscal years ended March 30, 2003, March 31, 2002 and April 1, 2001, compensation paid to the Chief Executive Officer and to the other executive officers who received more than $100,000 in salary and bonus during fiscal year 2003, including salary, bonuses, stock options and certain other compensation:


                            SUMMARY COMPENSATION TABLE

                                                  Annual Compensation                     Long-Term Compensation(1)
                                                  -------------------                     -------------------------
Name and Principal Position                    Year              Salary          Bonus(2)                Options
---------------------------                    ----              ------          --------                -------
                                                                   $                $                       #

Joel A. Schwartz, President                    2003              323,077          78,000                 57,500
And Chief Executive                            2002              317,308         114,000                 51,750
Officer(3)                                     2001              279,519         112,667                 57,500

Taka Yoshimoto, Executive                      2003              180,624          49,000                 46,000
Vice President (4)                             2002              174,519          61,000                 40,250
                                               2001              153,461          58,667                 46,000

Michael R. Burris, Senior                      2003              153,740          45,333                 40,250
Vice President - Finance                       2002              151,471          58,667                 34,500
And Treasurer                                  2001              148,077          55,667                 40,250

Kevin Y. Aoki, Vice                            2003              131,923          34,000                 34,500
President - Marketing (5)                      2002              129,567          42,000                 23,000
                                               2001              119,731          29,667                 28,750

Juan C. Garcia, Vice                           2003              111,058          36,667                 34,500
President - Controller (6)                     2002              111,058          34,333                 28,750
                                               2001              100,480          32,000                 34,500

------------------

(1) Consists of Employee Stock Option grants for Class A Stock described in this Proxy Statement. We do not award stock appreciation rights or restricted stock awards. All option amounts are adjusted to reflect the 15% Stock Dividend effective August 12, 2002.

(2) Consists of payouts under our Administrative Incentive Compensation Plan. For each of these individuals, each year's payout equals one third of his award, if any, under this plan for each of the three preceding fiscal years.

(3) Joel A. Schwartz, President and Chief Executive Officer, is employed on a full-time basis at an annual salary of $300,000, pursuant to the terms of an employment agreement entered into effective April 1, 2001. The agreement expires March 31, 2006. The agreement provides for annual salary increases based on cost-of-living adjustments and bonuses and additional salary increases as may be determined by the Board from time to time. The agreement provides that Mr. Schwartz may resign following a change of control and receive a severance payments which could be equal to his salary over the unexpired term of the agreement and five additional years. The agreement also provides for additional severance payments which could equal five year's salary if Mr. Schwartz' employment terminates for failure to renew his agreement. Mr. Schwartz is prohibited from competing with the Corporation for a period of one year after any termination of his employment.

(4) Pursuant to the terms of an Employment Agreement entered into as of April 1, 2001. Mr. Yoshimoto, Executive Vice President-Restaurant Operations, is employed at an annual salary of $165,000. The agreement expires March 31, 2006. The agreement provides for annual salary increases based on cost of living adjustments, and bonuses and additional salary increases as may be determined by the Board from time to time, and that Mr. Yoshimoto may resign following a change of control and receive a severance payment equal to his salary over the unexpired term of the agreement. Mr. Yoshimoto is prohibited from competing with the Corporation for a period of one year following certain terminations of employment.

(5) Pursuant to the terms of an Employment Agreement entered into as of October 19, 1998 and most recently amended as of April 1, 2001. Mr. Aoki, Vice President of Marketing, is employed at an annual salary of $122,500. The amended agreement expires March 31, 2004. Mr. Aoki is prohibited from competing with the Corporation for a period of one year following certain terminations of employment.

(6) Pursuant to the terms of an Employment Agreement entered into as of September 1, 1998 and amended as of April 1, 2001. Mr. Garcia, Vice President and Controller, is employed at an annual salary of $105,000. The amended agreement expires September 1, 2003. Mr. Garcia is prohibited from competing with the Corporation for a period of one year following certain terminations of employment.


                                  STOCK OPTIONS

           We maintain employee stock option plans adopted in 1994, 1996, 1997 and 2000 and a directors stock option plan. The employee plans make available for stock option grants a total of 500,000 shares of Common Stock and 2,742,515 shares(1) of Class A Stock. Of these amounts, we have granted options to purchase 10,000 shares of Common Stock and 1,701,007 shares(1)of Class A Stock; options to purchase 490,000 shares of Common Stock and 1,041,508 shares of Class A Stock are available for future grants. In addition, as of March 30, 2003, options to purchase 17,500 shares of Common Stock and 2,625 shares (1) of Class A Stock were outstanding under employee stock option plans which have expired.

           The purpose of the employee plans and the directors' plan (and the 2003 Directors' Stock Option Plan described herein) is to enable us to attract, retain and motivate key employees and directors by providing them an equity participation. The employee plans provide for incentive stock options (ISO's) under Section 422A of the Internal Revenue Code of 1986, as amended, and for options which are not ISO's. Options granted under the employee plans may not have terms exceeding ten years, and, in the case of the options which are ISO's, may not provide for an option exercise price of less than 100% of the fair market value of our Common Stock or Class A Stock on the day of the grant (110% of such fair market value in the case of optionees holding 10% or more of the combined voting rights of our securities).

---------------------------------
(1) Adjusted to reflect a 15% Stock Dividend payable in Class A Common Stock effective August 12, 2002.

OPTIONS GRANTED IN FISCAL 2003

           The following information is furnished for the fiscal year ended March 30, 2003 with respect to the individuals set forth in the Summary Compensation Table who were granted stock options during the fiscal year ended 2003 that received more than $100,000 in salary and bonuses during the fiscal year ended 2003. Options to purchase an aggregate of 212,750 shares of Class A Stock were granted to such individuals on June 7, 2002 under the 2000 Plan as follows:

                                          % of Total                                         Potential Realized Value at
                     Number            Options Granted                                       Assumed Annual Rates of
                     Of                 to Employees          Option        Expiration       Stock Appreciation for
                     Options(1)        in Fiscal Year         Price(1)        Date                 Option Term
-------------------------------        ---------------        --------      ----------       ---------------------------
                                                                                                5%                 10%
                                                                                             --------           ----------
Joel A. Schwartz       57,500             27.0%               $16.78    June 7, 2012         $606,883           $1,537,961
Taka Yoshimoto         46,000             21.6%               $16.78    June 7, 2012         $485,516           $1,230,369
Michael R. Burris      40,250             18.9%               $16.78    June 7, 2012         $424,818           $1,076,572
Kevin Y. Aoki          34,500             16.2%               $16.78    June 7, 2012         $364,130           $922,776
Juan C. Garcia         34,500             16.2%               $16.78    June 7, 2012         $364,130           $922,776

(1) Each of the option grants listed above becomes exercisable as to one-third of the shares covered by the grant on day of grant, as to one-third of such shares on the first anniversary of the grant and as to the balance of such shares on the second anniversary of the grant. All option amounts and option prices are adjusted to reflect the 15% Stock Dividend effective August 12, 2002.


AGGREGATE OPTION EXERCISE IN FISCAL 2003AND FISCAL YEAR END OPTION VALUES

           The following information is furnished for the fiscal year ended March 30, 2003 for stock option exercises during such fiscal year and the value realized upon exercise by the individuals set forth in the Summary Compensation Table during the fiscal year ended March 30, 2003 and the value of outstanding options held by such executive officers as of March 30, 2003.

                                                                 Number of Unexercised                  Value of Unexercised in the
                                                                  Options at 03/30/03                   Money Options at 03/30/03
                                                                -------------------------------------------------------------------
       Name               Shares Acquired on        Value                               Non-                              Non-
                               Exercise            Realized         Exercisable      Exercisable       Exercisable     Exercisable
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock:                      #                   $                #                 #                 $                 $
Joel A. Schwartz                   -0-                 -0-             7,500              -0-            53,804              -0-
Michael R. Burris                5,000              29,852            20,000              -0-            52,174              -0-

Class A Stock:
Joel A. Schwartz                   -0-                 -0-           384,458           19,167            309,988             -0-
Taka Yoshimoto                  95,000           1,027,813           180,167           15,333            104,055             -0-
Michael R. Burris                  -0-                 -0-           226,083           13,417            265,624             -0-
Kevin Y. Aoki                      -0-                 -0-            86,250           11,500             58,670             -0-
Juan C. Garcia                     -0-                 -0-           109,250           11,500             72,350             -0-

                           Deferred Compensation Plans

           We have a deferred compensation plan under which certain key employees may elect to defer up to 20% of their salary and up to 100% of their bonus until retirement or termination of employment. Employees may select from various investment options for their account. Investment earnings are credited to their accounts.


                                 INCENTIVE PLANS

           Restaurant Incentive Plan. We maintain an incentive bonus program under which certain of our administrative and restaurant employees, based on their performance, may be eligible for cash awards.

           Under the restaurant incentive program, the awards are divided among restaurant management personnel and chefs who have been determined to have contributed significantly to our operating goals. In addition, incentive bonuses of small numbers of shares of Class A Stock are also given to selected restaurant employees.

           Administrative Incentive Compensation Plan. Under the Administrative Incentive Compensation Plan, awards are allocated to headquarters employees, including executive officers, if we exceed annual targeted returns on equity as determined by the Compensation Committee. The purpose of the plan is to align the interests of management and our stockholders by providing incentives, which are directly related to identified operating objectives, to our officers and administrative employees upon whose judgment, initiative and efforts we largely depend for the successful conduct of our business. Awards are made by the Compensation Committee of the Board of Directors and the senior management out of a bonus pool which is a predetermined percentage of the amount by which our Net Income After Taxes exceeds the amount required for the annual targeted return on equity for such year. Pursuant to the Plan, the Compensation Committee retains the discretion to award bonuses notwithstanding the failure of the Company to achieve preset target for a fiscal year; in fiscal 2003 and 2002 the Company exercised such discretion in awarding bonuses. For awards in excess of $1,000, one-third of the amount awarded is paid immediately to the employee and the remaining two-thirds is payable ratably over the succeeding two years. Amounts allocated under the plan may be taken in cash or deferred in a non-qualified deferred compensation plan. Participants also have the option of electing to take awards in our Class A Stock valued at a price equal to 85% of its average closing price for the period immediately preceding the making of the award. The amount of award for any individual is capped at 50% of the employee's eligible salary, which is defined as the amount of ordinary salary less 40% of the FICA salary base.

           For the purposes of this Plan, the return on equity is computed by dividing after tax income (computed before allocations to the Incentive Compensation Plan) by the amount of stockholders' equity as of the beginning of the year. The target rate of return on equity, which is approved annually by the Compensation Committee was 15% for the fiscal year ended March 30, 2003, which rate represented a Net Income After Tax of $11,056,000. During fiscal year 2002, amounts were paid with respect to performance awards granted in 2002 and 2001. For the fiscal year ended March 30, 2003, $350,000 was accrued under the plan for payment of bonuses to employees, including executive officers.


                                PERFORMANCE GRAPH

           Comparison of five-year cumulative return among Benihana Inc., a peer group and the NASDAQ stock market-US index.


                                  FISCAL YEAR ENDING

COMPANY                                  1998            1999            2000            2001            2002            2003
                                         ----            ----            ----            ----            ----            ----
Benihana Inc.                           100.00          104.00          116.00           96.00          161.80          94.53
SIC Code Index                          100.00          130.10          102.49           91.29          114.93          81.04
NASDAQ Market Index - U.S. 100.00       100.00          142.87          274.63          113.27          111.53          80.87

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

           Benihana of Tokyo owns shares representing approximately 48.4% of the votes represented by our Common Stock, which class elects 75% of the directors and, therefore, Benihana of Tokyo is able as a practical matter to control the Corporation through the election of a majority of its directors.

           A trust of which Kevin Aoki, Vice President-Marketing and a Director of the Corporation, Darwin C. Dornbush, the Secretary and a Director of the Corporation, Grace Aoki, Kevin Aoki's sister, and Kyle Aoki, Kevin Aoki's brother, are the trustees, is the owner of the Benihana of Tokyo Stock.

           Benihana of Tokyo owns a Benihana restaurant in Honolulu, Hawaii (the "Honolulu Restaurant") and all rights to the Benihana name and trade names, service marks and proprietary systems outside the territory served by the Corporation which consists of the United States (except for rights related to the State of Hawaii) and Central and South America and the islands of the Caribbean Sea. We also granted to Benihana of Tokyo a perpetual license to operate the Honolulu Restaurant and an exclusive license to own and operate Benihana restaurants in Hawaii. This license is royalty free with respect to any Hawaiian restaurant beneficially owned by Rocky H. Aoki. We have a right of first refusal to purchase any Hawaiian restaurant or any joint venture or sublicensing thereof proposed to be made by Benihana of Tokyo with an unaffiliated third party; and, in the event any Hawaiian restaurant is sold, sublicensed or transferred to a third party not affiliated with Rocky H. Aoki, we will be entitled to receive royalties from such restaurant equal to 6% of gross revenues.

           Darwin C. Dornbush, our Secretary and a Director, is a partner in Dornbush Mensch Mandelstam & Schaeffer, LLP, a law firm. In the fiscal year ended March 30, 2003, we paid approximately $1,043,250 in legal fees and expenses to Dornbush Mensch Mandelstam & Schaeffer, LLP.

           Mr. Rocky H. Aoki, the founder of Benihana and the father of Kevin Aoki, resigned as Chairman and Chief Executive Officer in 1998. Under the terms of a Consulting Agreement, Mr. Aoki continues to provide consulting services to the Company. He is paid $600,000 a year for these services. This agreement will expire in 2006.


                APPROVAL OF THE 2003 DIRECTORS' STOCK OPTION PLAN

The Corporation's Board of Directors has unanimously adopted, submitted for stockholder approval, and recommended that the stockholders approve the adoption of the 2003 Directors' Stock Option Plan. The 2003 Directors' Stock Option Plan provides for the issuance of an aggregate of 300,000 shares of Class A Stock to non-employee directors of the Corporation in automatic annual grants of 10,000 shares for each non-employee director. The Board of Directors adopted this plan to replace the existing Directors' Stock Option Plan (the "Old Plan") in which no shares remain available for further future option grants. Options to purchase 35,000 shares of Common Stock and 220,625 shares of Class A Stock (adjusted for 15% Stock Dividend) had previously been granted under the Old Plan, which amounts constitute the entire number of options authorized by he Old Plan. As of the date of the Proxy Statement, options under the Old Plan to purchase 17,500 shares of Common Stock and 180,625 shares of Class A Stock (as adjusted) were outstanding; all of which options are held by current non-employee directors.

           The Board of Directors believes that the Corporation's traditional policy of providing options to non-employee directors (and thereby providing additional inventive and a proprietary interest in the Corporation's success) has been a material factor in the Corporation's ability to attract, retain and motivate capable non-employee directors. The Board of Directors believes that adoption of the 2003 Directors' Stock Option Plan will enable the Corporation to continue its policy of attracting and motivating independent directors having the experience and capabilities necessary to make significant contributions as members of our Board.

           Under the terms of the 2003 Directors' Stock Option Plan, if approved by the Corporation's stockholders, each of Messrs. Abdo, Becker, Dornbush, Sano and Sturges, if re-elected to the Board of Directors, and Mr. Pine, will automatically receive a grant of an option to purchase 10,000 shares of Class A Stock on the day of the Annual Meeting. No director who is an employee of the Corporation will be eligible to receive grants under the 2003 Directors' Stock Option Plan.

           The following description of the 2003 Directors' Stock Option Plan is qualified in it entirety by reference to the 2003 Directors' Stock Option Plan, a copy of which is attached to this Proxy Statement as Exhibit A and is incorporated by reference herein. Attention is particularly directed to the description therein of the prices, expiration dates and other material conditions upon which the options may be granted and exercised.

           Under the 2003 Directors' Stock Option Plan, an aggregate of 300,000 shares of Class A Stock is available for stock options granted to non-employee Directors. Under the Plan, each non-employee Directors will automatically receive a grant to purchase 10,000 shares of Class A Stock annually on the day of the Annual Meeting of Stockholders. The exercise price for such option will be the fair market value of the Class A Stock on the date of grant, Generally, this will be the closing price for the Class A Stock on that date.

           All options granted under the 2003 Directors' Stock Option Plan will be for a term of 10 years. Options may be exercised by the payment in cash or, with approval of the Board of Directors, or in exchange for previously issued shares of Class A Stock valued, for this purpose, at its fair market value at the time of exchange.

           All shares available under the 2003 Directors' Stock Option Plan are subject to adjustments that may be made for a merger, recapitalization, stock dividend, stock split or other similar change affecting the number of outstanding shares of Class A Stock. Shares subject to an option that lapses, terminates or is forfeited will be available for future options grants.

           The Board of Directors may at any time amend, suspend, or discontinue the 2003 Directors" Stock Option Plan; provided that certain amendments may not be made by the Board of Directors without approval of the stockholders. Amendments may not alter an outstanding option without the consent of the optionee.

           The options granted under the 2003 Directors' Stock Option Plan will not be treated as "Incentive Stock Options" ("ISO's") for federal income tax purposes.

           Generally, no taxable income will be recognized by the option holder and no deduction will be allowed to the Corporation upon the grant of an option. Upon the exercise of an option, the non-employee director will realize an amount of ordinary income equal to the excess of the fair market value of the shares at the time of exercise over the option price (even though the optioned will have received no cash), and the Corporation will be entitled to a deduction in the same amount. Any difference between the higher of such market value or exercise price arid the price at which the non-employee director may subsequently sell the shares will be treated as a short-term, mid-term or long-term capital gain or loss.

           State and local income tax consequences may, depending on the jurisdiction, differ from the federal income tax consequences of the granting and exercise of an option and any later sale by the non-employee director of his of her option stock. There may also be, again depending on the jurisdiction, transfer or other taxes imposed in connection with a disposition, by sale, bequest or otherwise, of options and option stock. Non-Employee directors should consult their personal tax advisors with respect to the specific state, local and other tax effects on them of option grants, exercises and stock dispositions.

           The affirmative vote of a majority of the votes present, in person or by proxy, at the meeting is required to approve the 2003 Directors' Stock Option Plan.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE
      APPROVAL OF THE ADOPTION OF THE 2003 DIRECTORS' STOCK OPTION PLAN


    RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT
                               ACCOUNTANTS

           The firm of Deloitte & Touche LLP, or its predecessor Touche Ross & Co., has audited the financial statements of the Corporation and its predecessor since its formation in 1982 and the Board of Directors desires to continue the services of that firm for the current fiscal year ending March 28, 2004 and expects to continue to do so in the future.

           The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of the Corporation's annual financial statements included in the Corporation's Annual Report on Form 10-K and review of financial statements included in the Corporation's quarterly reports on Form 10-Q for fiscal 2002 and 2003, and fees billed for other services rendered by Deloitte & Touche LLP.

                                         2002                         2003
                                         ----                         ----
Audit Fees (1)                         $105,750                     $120,500
Audit Related Fees (2)(3)              $ 56,363                     $  8,450
Tax Fees (3)(4)                        $    -0-                     $ 18,321
All Other Fees                         $    -0-                     $    -0-

(1) The fees consisted of the audit of the Corporation's Consolidated Financial Statements included in the Corporation's Annual Report on Form 10-K and reviews of its interim financial statements included in the Corporation's quarterly reports on Form 10-Q.

(2) The audit related fees consisted of services incurred for a registration statement and audit fees of our Employee Benefit Plan.

(3) The Audit Committee has determined that the provisions of all non-audit services performed for the Corporation by Deloitte & Touche LLP is compatible with maintaining that firm's independence.

(4) Tax fees consisted primarily of tax advisory services.

           The affirmative vote of a majority of the votes present, in person or by proxy at the Meeting is required to ratify such appointment. This vote is not required by our Certificate of Incorporation or By-Laws. However, the Board of Directors will appoint other independent public accountants if the appointment of Deloitte & Touche LLP is not approved by a majority of the votes of the shares represented and voting thereon at the Meeting. A representative of Deloitte & Touche LLP is expected to be present at the Meeting and will have the opportunity to make a statement if he or she wishes and will be available to respond to appropriate questions.


            THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
              IN FAVOR OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP


                                  ANNUAL REPORT

        Our 2003 Annual Report is enclosed with this proxy Statement.


                                    FORM 10-K

           WE WILL PROVIDE WITHOUT CHARGE TO EACH STOCKHOLDER, UPON WRITTEN REQUEST DIRECTED TO JUAN C. GARCIA, ASSISTANT SECRETARY, AT 8685 NORTHWEST 53RD TERRACE, MIAMI, FLORIDA 33166, A COPY OF OUR ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO) FOR THE FISCAL YEAR ENDED MARCH 30, 2003.

Date:  July 17, 2003
       -------------
Order of the Board of Directors

     /s/ Darwin C. Dornbush
----------------------------------
By:  Darwin C. Dornbush, Secretary

                                                                      Exhibit A
                                                           Adopted June 5, 2003

                                  BENIHANA INC.

                        2003 DIRECTORS' STOCK OPTION PLAN


                     1.        The Plan.  The  Benihana  Inc.  2003  Directors'
                               ---------
Stock Option Plan (the "Plan") is intended to strengthen the ability of Benihana Inc., a Delaware corporation (the "Corporation") to attract and retain the services of persons having the breadth of professional and business experience who, through their efforts and expertise, can make a significant contribution to the success of the Corporation's business by serving as members of the Corporation's Board of Directors and to provide additional incentive for such directors to continue to work for the best interests of the Corporation and its stockholders through ownership of its Class A Stock, par value $.10 per share (the "Stock"). Accordingly, the Company will grant to each eligible director (the "Optionee") options (the "Option") to purchase shares of Stock on the terms and conditions hereinafter set forth.

                     2.        Stock Subject to the Plan.  Subject to the
                               --------------------------
provisions of Section 11 hereof, the total number of shares of Stock which may be issued pursuant to Options granted under the Plan shall be 300,000. Such shares of Stock may be, in whole or in part, either authorized and unissued shares or treasury shares as the Board of Directors of the Corporation (the "Board") shall from time to time determine. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares covered thereby shall (unless the Plan shall have been terminated) again be available for Options under the Plan.

                     3.       Administration of the Plan.  The Plan shall be
                              ---------------------------
administered by the Board. The Board shall have plenary authority, subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind any rules and regulations relating to the Plan and to take such other action in connection with the Plan as it deems necessary or advisable; provided however, that the grant of Options under the Plan, the exercise price of such Options and the timing and manner in which such Options become exercisable shall not be subject to discretion by the Board but shall be governed by the terms of the Plan. The interpretation and construction by the Board of any provisions of the Plan or of any Option granted thereunder shall be final, and no member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted thereunder.

                     4.        Directors Eligible for Options; Grant of Options.
                               -------------------------------------------------
                               A. Each director of the Corporation who is not an
employee of the Corporation (the "Eligible Directors"), shall be eligible for Options under this Plan.

                               B. Subject to Section 12, an Option to purchase
10,000 shares of Stock shall automatically be granted under the Plan each year on the date of the Corporation's Annual Meeting of Stockholders for such fiscal year, commencing with the Annual Meeting of Stockholders scheduled to be held in August, 2003, to each Eligible Director serving on the Board from and after said date. Each Option granted hereunder shall be exercisable as to 3,333 of the shares of Stock covered thereby on the date which is six months after the date of such grant, as to 3,333 of the shares of Stock covered thereby on the first anniversary of the grant of such Option and as to the balance of such shares on the second anniversary of the grant of such Option. The exercise price of each Option granted under this subsection (c) shall be the fair market value (as hereinafter defined) of Stock covered thereby on the date the Option is granted (the "Determination Date").

                               D. For purposes of this Plan, the fair market
value shall be:

                                   (i) if the Stock is listed on a securities exchange, the closing price of the Stock on the largest principal securities exchange on the Determination Date, or, if there shall have been no sales on any such exchange on such Determination Date, the mean of the highest bid and lowest asked prices on such securities exchange on such Determination Date; or

                                  (ii) if the Stock is not listed on a
           securities exchange, the closing price of the Stock on the National Market System of the National Association of Securities Dealers, Inc., Automated Quotation System ("NASDAQ"), or, if there shall have been no sales on such Determination Date on the NASDAQ National Market System, the mean of the highest bid and lowest asked prices of the Stock on the NASDAQ National Market System on the Determination Date; or

                                 (iii) if the Common Stock is not listed on a securities exchange or the NASDAQ National Market System, the mean of the highest bid and lowest asked prices of the Stock on the Determination Date as quoted in the NASDAQ System; or

                        (iv) if the Common Stock is not quoted in the NASDAQ System, the mean of the highest bid and lowest asked prices of the Stock on the Determination Date in the over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization.

                     5. Term of Plan.  The Plan shall terminate on, and no
                        -------------
Options shall be granted after, May 28, 2113, provided that the Board may at any time terminate the Plan prior thereto.

                     6.        Term of  Options.  The term of each  Option
                               -----------------
granted under this Plan shall be for a period of ten years from the date of granting thereof.

                     7.        Exercise  of Options.  An Option may be exercised
                               ---------------------
from time to time as to any part or all of the Stock to which the Optionee shall then be entitled provided, however, that an Option may not be exercised as to less than 100 Shares at any time (or for the remaining Shares then purchasable under the Option, if less than 100 Shares). The purchase price of the Stock issuable upon exercise of an Option shall be paid in full at the time of the exercise thereof (i) in cash, (ii) at the discretion of the Board by the transfer to the Corporation of shares of its Stock with a fair market value (as determined by the Board) equal to the purchase price of the Stock issuable upon exercise of such Option. The holder of an Option shall not have any rights as a stockholder with respect to the Stock issuable upon exercise of an Option until certificates for such Stock shall have been delivered to him after the exercise of the Option.

                     8. Non-transferability of Options.  Except as set forth in
                        -------------------------------
the following sentence, an Option shall not be transferable otherwise than by will or the laws of descent and distribution and is exercisable during the lifetime of the Optionee only by him. By written notice to the Corporation, an Optionee shall have the right to transfer Options, and the right to receive Options hereunder, to members of an Optionee's immediate family, including trusts for the benefit of such family members and to partnerships in which such family members are the only partners. A transferred Option shall be subject to all of the same terms and conditions as if such Option had not been transferred.

                     9. Form of Option.  Each Option granted pursuant to the
                        ---------------
Plan shall be evidenced by an agreement (the "Option Agreement") which shall be in such form as the Board shall from time to time approve. The Option Agreement shall comply in all respects with the terms and conditions of the Plan.

                     10. Termination of Board Membership.  In the event that an
                         --------------------------------
Optionee shall cease to be a member of the Board (whether by resignation, death or disability or otherwise), the Options of the Optionee granted pursuant to this Plan shall be exercisable (to the extent that such Options were exercisable at the time of termination of Board membership) at any time prior to the expiration of a period of time not exceeding three months after such termination (or, in the event such termination resulted from the Optionee's death, within three months after the appointment and qualification of the legal representative of the Optionee) by the Optionee (or, in the event such termination resulted from the Optionee's death, by the legal representative of the Optionee) and the balance of such Option, if any, shall be cancelled. All Options so cancelled shall be available for re-grant if needed to fulfill the intent of this Plan prior to the termination of the Plan.

                     11. Adjustments Upon Changes in Capitalization.  In the
                         -------------------------------------------
event of changes in the outstanding Stock of the Corporation by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations or liquidations, the number and class of shares available under the Plan, the number and class of shares or the amount of cash or other assets or securities available upon the exercise of any Option granted hereunder and the number of shares as to which Options are to be granted to an Optionee shall be correspondingly adjusted, to the end that Optionee's proportionate interest in the Corporation, any successor thereto or in the cash, assets or other securities into which shares are converted or exchanged shall be maintained to the same extent, as near as may be practicable, as immediately before the occurrence of any such event. All references in this Plan to "Stock" from and after the occurrence of such event shall be deemed for all purposes of this Plan to refer to such other class of shares or securities issuable upon the exercise of Options granted pursuant hereto.

                     12. Stockholder Approval.  This Plan is subject to, and no
                         ---------------------
Options shall be exercisable hereunder until, the approval of this Plan by the holders of shares representing a majority of the votes represented by all classes of the Corporation's voting common equity voting at a duly held meeting of the stockholders of the Corporation within twelve months after the date of the adoption of the Plan by the Board.

                     13. Amendment of the Plan.  The Board shall have complete
                         ----------------------
power and authority to modify or amend the Plan (including the form of Option Agreement) from time to time in such respects as it shall deem advisable; provided, however, that the Board shall not, without the approval of the votes represented by a majority of the outstanding Stock of the Corporation present or represented at a meeting duly held in accordance with the applicable laws of the Corporation's jurisdiction of incorporation and entitled to vote at a meeting of the stockholders or by the written consent of stockholders owning stock representing a majority of the votes of the Corporation's outstanding Stock (i) increase the maximum number of shares which in the aggregate are subject to Options under the Plan (except as provided by Section 11), (ii) extend the term of the Plan or the period during which Options may be granted or exercised,
(iii) reduce the Option exercise price below 100% of the fair market value of the Stock issuable upon exercise of Options at the time of the granting thereof, other than to change the manner of determining the fair market value thereof,
(iv) materially increase the benefits accruing to participants under the Plan, or (v) modify the requirements as to eligibility for participating in the Plan. Notwithstanding anything to the contrary therein contained, the Plan may not be amended in any respect more than once during any six month period, except for amendments required to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act and rules promulgated thereunder. No termination or amendment of the Plan shall, without the consent of the individual Optionee, adversely affect the rights of such Optionee under an Option theretofore granted to him or under such Optionee's Option Agreement.

                     14. Taxes.  The Corporation may make such provisions as it
                         ------
may deem appropriate for the withholding of any taxes which it determines is required in connection with any Options granted under the Plan. The Corporation may further require notification from the Optionee upon any disposition of Stock acquired pursuant to the exercise of Options granted hereunder.

                                                                      Exhibit B

                                  BENIHANA INC.

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS


PURPOSE

           The primary functions of the Audit Committee is to represent the Board of Directors in fulfilling its oversight responsibilities by:

           Reviewing the financial reports and other financial and related information released by the Corporation to the public, or in certain circumstances governmental bodies;

           Reviewing the Corporation's system of internal controls regarding finance, accounting, business conduct and ethics and legal compliance that management and the Board have established;

           Reviewing the Corporation's accounting and financial reporting processes;

           Reviewing and appraising with management the performance of the Corporation's independent auditors;

           Providing an open avenue of communication between the independent auditors and the Board of Directors.


COMPOSITION

The Audit Committee shall be comprised of three directors, each of whom shall be independent directors in accordance with standards of the Nasdaq Stock Market, Inc. and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. An Audit Committee member may not be an affiliated person of the Corporation or any of its subsidiaries.

All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall be a "financial expert" in accordance with the Sarbanes - Oxley Act of 2002 (the "S-O Act").

The members of the Committee shall be elected or reappointed by the Board annually for a one year term. A Chairperson shall be appointed by the Board.


MEETINGS

The Committee will meet at least four times annually and be available to meet more frequently as circumstances dictate. The Committee Chairperson should meet with the independent auditors and senior management periodically to review the Corporation's financial statements, 10-Q reports and other relevant interim reports before release and/or filing. Incidental to any of these regularly scheduled meetings, the Committee should meet, if necessary, with management and the independent auditors in separate executive sessions to discuss any matters that the Committee and each of these groups believe should be discussed privately.

COMPENSATION

The members of the Audit Committee shall be compensated for participation at Committee meetings as provided by the Board, and shall be reimbursed for expenses incurred in connection with their service on the Committee. No additional fees (other than for service as a director), including consulting and advisory fees, may be paid to members of the Audit Committee which are proscribed by the S-O Act..


RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

           Review and update this Charter periodically, as conditions dictate.

           Review and approve the Corporation's Business Conduct policies.

           Review the Corporation's annual financial statements and other reports, including the Management's Discussion and Analysis contained in these reports, and financial and related information prior to its release to the public, or in certain circumstances release to governmental bodies, including any certification, report, opinion or review rendered by the independent auditors.

           Review with financial management and the independent auditors each quarterly earnings release and 10-Q Quarterly Report, including the Management's Discussion and Analysis contained in such reports, prior to its filing. The Chairperson of the Committee may represent the entire Committee for purposes of this review.

           Review with independent auditors the recommendations included in their management letter, if any, and their informal observations regarding the adequacy of overall financial and accounting procedures of the Corporation. On the basis of this review, make recommendations to senior management for any changes that seem appropriate.

           Prepare the minutes of each meeting and distribute them to all members of the Board of Directors. The Committee may also provide periodic summary reports to the Board of Directors. The permanent file of the minutes of Audit Committee meetings will be maintained by the Secretary of the Corporation.

Independent Auditors

           The Audit Committee shall be directly responsible for the appointment, compensation and oversight of the Corporation's outside auditor. This will include the sole authority to hire and fire the outside auditor. The Audit Committee shall review the fees, expenses and performance of the independent auditors.

           The Audit Committee shall be responsible for pre-approval of all audit services and non-audit services in accordance with Section 202 of the S-O Act.

           The Audit Committee shall review and approve the scope of the annual audit to be performed by the Corporation's independent auditors.

           On an annual basis, the Audit Committee will review and discuss with the auditors all significant relationships, including non-audit services proposed or performed, the auditors have with the Corporation to determine the auditors' independence.

           Annually consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the Corporation's financial statements.

           Assure regular rotation of the lead audit partner, as required by
Section 203 of the S-O Act.

Financial Reporting Process

           In consultation with the independent auditors, review the integrity of the Corporation's financial reporting process, both internal and external.

           Review and consider the independent auditors' judgments about the appropriateness of the Corporation's accounting principles as applied in its financial reporting.

           Review and consider major changes to the Corporation's accounting principles and practices as proposed by management or the independent auditors.

           The Chairperson of the Committee may represent the entire Committee for purposes of the consultation and review prescribed under this section (Financial Reporting Process).

Process Improvement

           Request that management report to the Audit Committee and the independent auditors regarding any principal/critical risks, emerging or developing issues and significant judgments made or to be made in management's preparation of the financial statements.

           Following completion of the annual audit, review separately with management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

           Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements. In cases where any such disagreement cannot be resolved to the mutual satisfaction of management and the outside auditors, the Audit Committee shall have responsibility for making the final determination of the Corporation's position.

           Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

Outside Advisors

           The Audit Committee shall have the authority to retain outside advisors, including counsel, without the approval of the full Board, and to approve the compensation of such advisors.

Ethical and Legal Compliance

           Review the Corporation's operations and determine whether management has established and maintains effective programs and processes to ensure compliance with its Business Conduct policies.

           Review management's programs and processes for risk management and protection of the Corporation's assets and business.

           Review management's monitoring of the Corporation's compliance with the above programs to ensure that management has the proper review system in place to ensure that the Corporation's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

           Review, with the Corporation's counsel, legal compliance matters, including corporate securities trading policies.

           Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

           Review with the Corporation's Chief Executive Officer and Chief Financial Officer how they are meeting their obligations under the certification requirements of Section 302 and 906 of the S-O Act.

           Review with the Chief Executive Officer and the Chief Financial Officer the Corporation's internal controls and procedures for financial reporting and its disclosure controls and procedures.

           The chairperson of the Committee may represent the entire Committee for purposes of the review referred to in paragraphs 22 through 26 of this section (Ethical and Legal Compliance).

           Perform any other activities consistent with this Charter, the Corporation's By-Laws and government law, as the Committee or the Board deems necessary or appropriate.

           Review and approve all related party transactions of the type contemplated to be disclosed under Item 404 of the SEC's Regulation S-K, other than stock option grants or exercises.

Critical Accounting Policies and Significant Accounting Judgments and Estimates

           Request and review report from independent auditors on critical accounting policies and alternative treatments of financial information that have been discussed with management. Members of the Audit Committee should understand the Corporation's critical accounting policies, internal controls, off-balance sheet financing and related party transactions.

           Review major issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation's selection or application of accounting principles.

           Discuss with senior management, with respect to each critical accounting estimate included in the Corporation's management, disclosure and analysis (MD&A) associated with its financials, the development and selection of the accounting estimate, and the MD&A disclosure about the estimate.

Complaint Procedures

           The Audit Committee shall develop procedures for the submission of complaints and concerns about accounting and auditing matters. These procedures must address: (1) the receipt, retention, and treatment of complaints received by the company about accounting, internal accounting controls and auditing matters; and (2) the confidential, anonymous submission of employees concerns about questionable auditing or accounting matters.

                                  BENIHANA INC.

                                  Class A Stock

        Proxy - For the Annual Meeting of Stockholders - August 21, 2003.

This Proxy is solicited on behalf of the Board of Directors.

The undersigned stockholder of BENIHANA INC., revoking any previous proxy for such stock, hereby appoints Joel A. Schwartz and Darwin C. Dornbush, or any one of them, the attorneys and proxies of the undersigned, with full power of substitution, and hereby authorizes them to vote all shares of Class A Stock of BENIHANA INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on August 21, 2003 at 10:00 a.m. at Doral Golf Resort and Spa, 4400 N.W. 87th Avenue, Miami, Florida 33178, and any adjournment thereof on all matters coming before said meeting.

In the event no contrary instructions are indicated by the undersigned stockholder, the proxies designated hereby are authorized to vote the shares as to which the proxy is in accordance with the recommendation of the Board of Directors set forth on this card.

The Board of Directors Recommends a Vote FOR the election of he nominee of the Board of Directors, FOR the approval of the 2003 Directors' Stock Option Plan and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent accountants.

For each proposal, mark one box |_| in blue or black ink.

Election of Directors

                               FOR THE NOMINEE             WITHHOLD AUTHORITY
John E. Abdo
Class II Director                   |_|                             |_|

Yoshihiro Sano
Class III Director                  |_|                             |_|

Approval of 2003 Directors Stock Option Plan

           FOR                            AGAINST             ABSTAIN

           |_|                              |_|                 |_|

Ratification of Deloitte & Touche LLP as Independent Accountants.

           FOR                            AGAINST             ABSTAIN

           |_|                               |_|                 |_|

Please sign here exactly as your name(s) appear(s) on this Proxy.


-----------------------------------------------
(Signature)

-----------------------------------------------
(Signature)
                                          Dated:
                                                -------------------------------

If signing for an estate, trust or corporation, title or capacity should be stated. If shares are held jointly, each holder should sign. If a partnership, sign in partnership name by authorized person.

                                  BENIHANA INC.

                                  Common Stock

        Proxy - For the Annual Meeting of Stockholders - August 21, 2003.

This Proxy is solicited on behalf of the Board of Directors.

The undersigned stockholder of BENIHANA INC., revoking any previous proxy for such stock, hereby appoints Joel A. Schwartz and Darwin C. Dornbush, or any one of them, the attorneys and proxies of the undersigned, with full power of substitution, and hereby authorizes them to vote all shares of Common Stock of BENIHANA INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on August 21, 2003 at 10:00 a.m. at Doral Golf Resort and Spa, 4400 N.W. 87th Avenue, Miami, Florida 33178, and any adjournments thereof on all matters coming before said meeting.

In the event no contrary instructions are indicated by the undersigned stockholder, the proxies designated hereby are authorized to vote the shares as to which the proxy is in accordance with the recommendation of the Board of Directors set forth on this card.

The Board of Directors Recommends a Vote FOR the election of the nominee of the Board of Directors, FOR the approval of the 2003 Directors' Stock Option Plan and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent accountants.

For each proposal, mark one box |_| in blue or black ink.

Election of Directors.

                                          FOR THE NOMINEE     WITHHOLD AUTHORITY
Darwin C. Dornbush
Class I Director                               |_|                   |_|

Norman Becker
Class II Director                              |_|                   |_|

Robert B. Sturges
Class II Director                              |_|                   |_|

Approval of 2003 Directors Stock Option Plan.

           FOR                            AGAINST             ABSTAIN

           |_|                              |_|                  |_|

Ratification of Deloitte & Touche LLP as Independent Accountants.

           FOR                            AGAINST             ABSTAIN

           |_|                              |_|                  |_|

Please sign here exactly as your name(s) appear(s) on this Proxy.


----------------------------------------
(Signature)

----------------------------------------
(Signature)
                                        Dated:
                                              ---------------------------------

If signing for an estate, trust or corporation, title or capacity should be stated. If shares are held jointly, each holder should sign. If a partnership, sign in partnership name by authorized person.

----------
(1) Options granted prior to August, 2002 received a 15% Stock Dividend, payable in options to purchase Class A Stock, effective August 12, 2002.

(2) Adjusted to reflect the 15% Stock Dividend effective August 12, 2002.

(1) Adjusted to reflect a 15% Stock Dividend payable in Class A Common Stock effective August 12, 2002.